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                                                                    EXHIBIT 23.2

           CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Incyte Genomics, Inc. of our report dated January 17, 2000 relating to the financial statements of diaDexus LLC, which appears in Incyte Genomics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such registration statement.

PricewaterhouseCoopers LLP

San Jose, California
July 31, 2000